SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is made as of January 1, 2010, by and between BLINK COUTURE, INC., a Delaware corporation (the “Company”) and REGENT PRIVATE CAPITAL, LLC, an Oklahoma limited liability company (“Regent”) (each a “Party ” and collectively referred to hereafter as the “Parties”).

WITNESSETH:

WHEREAS, the Company is a shell company (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) with limited resources to pursue its business plan and maintain its status as a publicly-reporting company; and

WHEREAS, Regent has substantial experience in corporate governance and management and has substantial expertise and contacts which are of value to the Company in the identification of prospective business opportunities for the Company and sources of financing; and

WHEREAS, the business plan of the Company is the identification of a suitable target for a potential merger or acquisition transaction commonly known as a “reverse merger” or “alternative public offering” transaction; and

WHEREAS, to facilitate pursuing the Company’s operation and pursuit of the goals stated in its business plan, the Company desires to engage Regent to provide the services specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

1.           Services. The services which Regent shall provide, pursuant to the terms and conditions of this Agreement, shall include the following:

(a) Regent will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;

(b) At the request of the Company’s management, Regent will provide strategic advisory services relative to the achievement of the Company’s business plan;

(c) Regent will undertake to identify potential merger and acquisition targets for the Company and assist in the analysis of proposed transactions;

(d) Regent will assist the Company in identifying potential investment bankers, placement agents and broker-dealers who are qualified to act on behalf of the Company to achieve its strategic goals.

(e) Regent will assist in the identification of potential investors which might have an interest in evaluating participation in financing transactions with the Company;

(f) Regent will assist the Company in the negotiation of merger, acquisition and corporate finance transactions;

(g) At the request of the Company’s management, Regent will provide advisory services related to corporate governance and matters related to the maintenance of the Company’s status as a publicly-reporting company; and

(h) At the request of the Company’s management, Regent will assist the Company in satisfying various corporate compliance matters.

Regent is not a licensed broker-dealer. Under no circumstances will Regent engage in any activities which would require licensure as a broker-dealer.

2.           Term and Termination. The term of this engagement shall be for a period of twelve (12) months commencing with the date of this Agreement and may be extended upon the mutual written agreement of the Parties.

3.           Consideration. In consideration for Regent providing the services set forth in Section 1 above, the Company will pay to Regent a quarterly fee in the amount of $10,000, payable in cash or, at the option of Regent, in kind, on the first day of each calendar quarter commencing on January 1, 2010.

4.            Notices.  Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a Party.  The addresses for such communications are:

If to the Company:	Blink Couture, Inc. c/o Regent Private Capital, LLC 152 West 57th Street, 9th Floor New York, NY 10019

If to Regent:	Regent Private Capital, LLC 5727 S. Lewis Avenue Tulsa, Oklahoma 74105

In each case with a copy (which shall not constitute notice) to:

Feldman LLP 420 Lexington Avenue, Suite 2620 New York, NY 10170 Facsimile: (212) 997-4242 Telephone: (212) 869-7000 Attn: Scott M. Miller, Esq.

5.           Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Parties.

6.           Successors and Assigns; Assignment.  Subject to the terms of this Agreement, this Agreement is binding upon and inures to the benefit of the Parties and their successors and permitted assigns.  Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, and any such purported assignment without the prior written consent of such other Party shall be void ab initio.

7.           Waiver. It is agreed that a waiver by either Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same Party.

8.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding the conflicts of laws principles thereof.

9.           Severability.   In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Agreement shall operate, or would prospectively operate, to invalidate this Agreement, then, and in any such event, such provision or provisions only shall be deemed null and void and of no force or effect and shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

10.           Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format or other electronic data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic data file signature page were an original thereof.

11.           Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

12.           Remedies. Regent shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision or term of this Agreement and to exercise all other rights existing in its favor. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its costs incurred in connection with the resolution thereof, including reasonable attorneys fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

BLINK COUTURE, INC.

By:	/s/ Lawrence Field
Name: Lawrence Field Title: President & CEO

REGENT PRIVATE CAPITAL, LLC

By:	/s/ Anurag Agarwal
Name: Anurag Agarwal Title: Managing Director